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Exhibit 3.143

[LOGO]    PAGE 1
The First State

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "TERRAMINA LLC", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF APRIL, A.D. 2004, AT 2:01 O'CLOCK P.M.

/s/ Harriet Smith Windsor
	[SEAL]	Harriet Smith Windsor, Secretary of State
3792679 8100		AUTHENTICATION: 3062599
040287760		DATE: 04-20-04

CERTIFICATE OF FORMATION

OF

TERRAMINA LLC

        1.     The name of the limited liability company is Terramina LLC,

        2.     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        IN WITNESS WHEREFOF, the undersigned has executed this Certificate of Formation of Terramina LLC this 20th day of April, 2004.

/s/ JOHN R. NYWEIDE John R. Nyweide, Authorized Person

DE083 - 5/5/00 C T System Online

State of Delaware Secretary of State Division of Corporations Delivered 02:07 PM 04/20/2004 FILED 02:01 PM 04/20/2004 SRV 040287760 - 3792679 FILE

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  Exhibit 3.143
CERTIFICATE OF FORMATION OF TERRAMINA LLC